UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 5, 2013

    CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code        (585) 678-7100

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 5, 2013, Constellation Brands, Inc. (“Constellation”) issued a statement, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, regarding discussions with the Antitrust Division of the United States Department of Justice.

References to Constellation’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01.	Other Events.

On April 5, 2013, the Antitrust Division of the Department of Justice (“ DOJ”), Constellation Brands, Inc. (the “Company”) and Crown Imports LLC (“Crown”), Anheuser-Busch InBev (“ABI”) and Grupo Modelo S.A.B. de C.V. (“Grupo Modelo”), made a joint motion to the United States District Court for the District of Columbia for a limited extension of the stay of the DOJ’s action against ABI and Modelo until April 23, 2013, on the understanding that the parties have reached an agreement in principle on a proposed resolution. The parties requested the stay to finalize the details of a proposed consent judgment and related papers required by the Antitrust Procedures and Penalties Act. Under the proposed terms of the agreement in principle between the parties, in addition to other terms (i) Constellation will be joined as a party to the action for the purposes of settlement and for the entry of a Final Judgment, (ii) Constellation is expected to be obligated to build-out and expand the Piedras Negras Brewery to a nominal capacity of at least 20 million hectoliters of packaged beer annually by December 31, 2016, and to use its best efforts to achieve certain construction milestones by specified dates, (iii) the United States will have approval rights, in its sole discretion, for amendments or modifications to the agreements between Constellation and ABI, and (iv) the United States will have a right of approval, in its sole discretion, of any extension of the term of interim supply arrangements beyond three (3) years.

The Company cautions that this is only an agreement in principle between the parties and definitive agreements have not yet been finalized. The Company cannot predict whether or when definitive agreements will be finalized and executed or whether the terms of such definitive agreements, once finalized and executed, will be substantially similar to those described above or whether additional requirements will be imposed by the DOJ. Although the Company believes that the parties have an agreement in principle for the resolution of the DOJ action, litigation is inherently unpredictable. Any agreement for the resolution of the DOJ action would be subject to the approval of the Court. The description above is based on events as of April 5, 2013.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Statement of Constellation Brands, Inc. dated April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2013	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Statement of Constellation Brands, Inc. dated April 5, 2013.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.